UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Redwood Trust, Inc.:
      You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on Thursday, May 11, 2006, at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1. To elect three Class III directors to serve until the Annual Meeting of Stockholders in 2009 and until their successors are duly elected and qualify;

2. To approve our 2002 Incentive Plan, as amended; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Our Board of Directors has fixed the close of business on March 31, 2006 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
      Our management desires to have maximum representation of stockholders at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, in order that your shares may be represented at the Annual Meeting, we respectfully request that you date, execute, and promptly mail the enclosed proxy in the accompanying postage-paid envelope or authorize a proxy to vote your shares by telephone or via the Internet as instructed on the proxy.

By Order of the Board of Directors

HAROLD F. ZAGUNIS
Secretary
April 10, 2006
YOUR VOTE IS IMPORTANT.
PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY.

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2006
INTRODUCTION
      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, we or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Thursday, May 11, 2006, at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying form of Proxy, and the Notice of Annual Meeting are being sent to stockholders beginning on or about April 10, 2006.
      We are a specialty finance company that invests in, credit-enhances, and securitizes residential and commercial real estate loans and securities. In general, we invest in real estate loans by acquiring and owning asset-backed securities backed by these loans. Our primary focus is investing in first-loss and second-loss credit-enhancement securities issued by real estate loan securitizations, thereby partially guaranteeing (credit-enhancing) the credit performance of residential or commercial real estate loans owned by the issuing securitization entity.
      The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com.
INFORMATION ABOUT THE ANNUAL MEETING
Who may attend the Annual Meeting
      Only stockholders who own common stock as of the close of business on March 31, 2006, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.
Who May Vote
      Each share of common stock outstanding on the record date for the annual meeting is entitled to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 31, 2006. As of the record date, there were 25,381,858 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. To vote by proxy, please date, execute and mail the enclosed proxy card, or authorize a proxy to vote your shares by telephone or through the Internet as instructed on the proxy.
      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy
      If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted and, if voted, whether your shares should be voted for or against the other proposal. If you date, sign, and return the card without indicating your instructions, your shares will be voted as follows:

•	For the election of each of the three Class III nominees to serve as director until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	For the approval of the 2002 Incentive Plan, as amended; and

•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.
      You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting or by sending a written revocation to our Secretary.
Quorum Requirement
      The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker does not vote on a particular matter because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Vote Requirements
      Item 1. If a quorum is present, a plurality of the votes cast at the Annual Meeting is required for election as a director. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors.
      Item 2. The affirmative vote of a majority of the votes cast on the proposal is required for approval of the 2002 Incentive Plan, as amended, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the 2002 Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.
Other Matters
      The Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxies will vote upon them in their discretion.
Information about the Proxy Statement and the Solicitation of Proxies
      The enclosed proxy is solicited by our Board of Directors and the costs of this solicitation will be borne by us. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission, e-mail and telegram on our behalf by our directors and officers. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. We do not expect to engage an outside firm to solicit votes, but if such a firm is engaged after the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.
Annual Report
      Our 2005 Annual Report, consisting of our Annual Report on Form 10-K, is being mailed to stockholders together with this Proxy Statement and contains financial and other information about us, including audited financial statements for our fiscal year ended December 31, 2005. The 2005 Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. A copy of our 2005 Annual Report is available on our website.
Householding
      We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
      Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.
      If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: Computershare Investor Services, 2 N. LaSalle Street, Chicago, IL 60602, Telephone: 888-472-1955).
      If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement, and 2005 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare as indicated above.
      Beneficial owners can request information about householding from their banks, brokers or other holders of record.
CORPORATE GOVERNANCE
Corporate Governance Standards
      Our Board of Directors has adopted Corporate Governance Standards (Governance Standards), which are available on our website, as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.
Director Independence
      As required under Section 303A of the New York Stock Exchange Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of our non-management directors, Richard D. Baum, Thomas C. Brown, Mariann Byerwalter, Greg H. Kubicek, Georganne C. Proctor, Charles J. Toeniskoetter, and David L. Tyler has a material relationship (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) with us and that each qualifies as “independent” under Section 303A. In making its determination, the Board adopted and applied the following categorical standard for independence, in addition to the bright line criteria mandated by the New York Stock Exchange (NYSE):

No director or a member of the immediate family of a director has received payments other than direct compensation (which is limited by the bright line criteria) from, or made payments to,

Redwood in an amount which exceeds $1 million in any single fiscal year of the last three fiscal years.

      Our Board of Directors will regularly evaluate the independence of our non-management directors and may adopt additional categorical standards in the future.
Process for Nominating Potential Director Candidates
      Director Qualifications. Our Governance Standards contain Board membership criteria that apply to nominees for our Board. The Governance Standards require that each member of the Board must exhibit high standards of integrity, commitment, and independence of thought and judgment and must be committed to promoting the best interests of Redwood. In addition, each Director must devote the time and effort necessary to be a responsible and productive member of the Board. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings. The members of the Board should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests.
      Identifying and Evaluating Nominees for Directors. Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on the Board between annual stockholder meetings. The Board has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and the President. The Governance and Nominating Committee makes the final recommendation of candidates to the Board for nomination. The Board, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.
      Stockholders’ Nominees. The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board. The Governance and Nominating Committee evaluates such nominations in connection with its responsibilities set forth in its written charter and applies the qualification criteria set forth in the Governance Standards under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Governance and Nominating Committee as potential nominees of our Board should include the nominee’s name and qualifications for Board membership and should be the addressed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, California 94941.
      In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting subject to compliance with certain notice and informational requirements, as more fully described under “Stockholder Proposals for the 2007 Annual Meeting.” You may contact Redwood’s Secretary at our principal executive office for a copy of the relevant Bylaw provisions regarding the requirements for stockholder nominations for director. Our Bylaws are also available on our website.
Code of Ethics
      Our Board of Directors has adopted a Code of Business Conduct and Ethics (Code of Ethics) that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website, as well as in print at the written request of any stockholder addressed to Redwood at our principal executive office.
      We intend to post on our website, and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any future change to the provisions of the Code of Ethics, as well as any waiver of a provision of the Code of Ethics.
Presiding Director
      Our Governance Standards provide that the chairman of the Nominating and Governance Committee of the Board of Directors will serve as the Presiding Director for our independent directors, to chair executive sessions of our independent directors, and to perform other duties set forth in our Governance Standards. Richard D. Baum currently serves as the Presiding Director.
Executive Sessions
      Our Governance Standards require that our independent directors meet in executive session at each regularly scheduled meeting of our Board of Directors and at such other times as determined by our Presiding Director.
Communications with the Board of Directors
      Stockholders may communicate with our Board of Directors by submitting an e-mail to the Board at boardofdirectors@redwoodtrust.com. The Presiding Director has access to this e-mail address and will provide access to the other directors as appropriate. Communications that are intended specifically for non-management directors should be addressed to the Presiding Director.
Director Attendance at Annual Meetings of Stockholders
      Pursuant to our Governance Standards, our directors are expected to attend the annual meetings of our stockholders. Seven of our eight directors attended last year’s annual meeting of stockholders. All nine of our directors are expected to attend the Annual Meeting.
Stock Ownership by Directors
      Under our Governance Standards, our directors are required to own at least $50,000 of our common stock (based on cost) by the end of 2005 (or three years after initially joining the Board in the case of new directors). Deferred stock units (described below under the caption “Director Compensation”) do not count toward director stock ownership requirements.
ITEM 1 — ELECTION OF DIRECTORS
      Our Charter and Bylaws provide for a classified Board of Directors comprised of Classes I, II, and III. Class III directors are scheduled to be elected at the Annual Meeting to serve for a three-year term and until their successors are duly elected and qualify. The nominees for three Class III directors of the Board of Directors are set forth below. In the event any nominee is unable to serve or for good cause will not serve as a director prior to the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or unwilling to serve as director. The nominees listed below currently are serving as directors of Redwood.
      The Board of Directors unanimously recommends that stockholders vote FOR the nominees identified below.
Class III Nominees to Board of Directors

Name	Position With Redwood

Thomas C. Brown	Director
George E. Bull	Chairman of the Board and Chief Executive Officer
Georganne C. Proctor	Director
      Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for other directors.
      Thomas C. Brown, age 57, has been a director of Redwood since 1998. Mr. Brown is currently CEO and principal shareholder of Urban Bay Properties, Inc. Mr. Brown has previously held CEO or senior officer positions with PMI Mortgage Insurance, Centerbank, Merrill Lynch and Co., Inc. Mr. Brown’s experience encompasses over 25 years in mortgage finance, real estate, banking, and investment banking. Mr. Brown holds a B.S. from Boston University and an M.B.A. from the University of Buffalo.
      George E. Bull, age 57, is a founder of Redwood and has served as Chairman of the Board and Chief Executive Officer of Redwood since 1994. From 1983 through 1997, Mr. Bull was the President of George E. Bull III Capital Management, Inc. (GB Capital). GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Bull holds a B.A. in Economics from University of California at Davis.
      Georganne C. Proctor, age 49, has been a director of Redwood since March 9, 2006. Ms. Proctor is currently retired. From 2003 to 2005, Ms. Proctor was executive vice president of Golden West Financial Corporation, a thrift institution. From 1994 to 2002, Ms. Proctor was senior vice president of Bechtel Group, a global engineering firm, and also served as its Chief Financial Officer from 1997 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor has been named to serve on the new board of Kaiser Aluminum Corporation as it emerges from bankruptcy, and also serves on the board of Eldergivers, a non-profit organization. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward.
Current Directors  — Terms Expiring After 2006
      Richard D. Baum, age 59, has been a director of Redwood since 2001. Mr. Baum has been the Chief Deputy Insurance Commissioner for the State of California since 2003. Previously, Mr. Baum served from 1996 to 2003 as the President of Care West Insurance Company, a worker’s compensation company, and prior to that as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center, Washington, D.C. Mr. Baum is a Class I director whose term expires in 2007.
      Mariann Byerwalter, age 45, has been a director of Redwood since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Previously, Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001, and was a partner and co-founder of America First Financial Corporation. Ms. Byerwalter was also Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for EurekaBank. She serves as a director of The PMI Group, Inc., Pacific Life Corp., SRI International, the America First Companies, the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics. She also currently serves on the Board of Trustees of Stanford University and as a Trustee of certain investment companies affiliated with Charles Schwab Corp. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Ms. Byerwalter is a Class I director whose term expires in 2007.
      Douglas B. Hansen, age 48, is a founder of Redwood and has served as President and a director since 1994. From 1990 through 1997, Mr. Hansen was a Principal with GB Capital. GB Capital ceased operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Hansen is a Class II director whose term expires in 2008.
      Greg H. Kubicek, age 49, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Company, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College. Mr. Kubicek is a Class II director whose term expires in 2008.

      Charles J. Toeniskoetter, age 61, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman and Chief Executive Officer of Toeniskoetter & Breeding, Inc. Development, a company which has developed, owns, and manages over $250 million of commercial and industrial real estate properties. He is also the Chairman of TBI Construction and Construction Management, Inc., a commercial and industrial construction company that has completed over $800 million of construction contracts since its founding. Mr. Toeniskoetter serves on the Board of Directors of two other publicly traded companies, SJW Corp. and Heritage Commerce Corp., as well as a number of non-profit foundations and other community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business. Mr. Toeniskoetter is a Class II director whose term expires in 2008.
      David L. Tyler, age 68, has been a director of Redwood since 2001. Mr. Tyler retired in 2001 as the Executive Vice President, director, and Chief Financial Officer of Interland Corporation, a private owner and developer of commercial centers and apartment communities. Interland owned and operated in excess of 5,000 multifamily units and over two million square feet of office space. Prior to his employment at Interland beginning in 1972, Mr. Tyler served as Controller at Kaiser Resources (1968-1971) and with the accounting firm Touche Ross (1963-1968). Mr. Tyler holds a B.A from the University of California, Riverside and an M.B.A from the Graduate School of Business, University of California, Berkeley. Mr. Tyler is a Class I director whose term expires in 2007.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
      Our Board of Directors consists of nine directors. The Board of Directors has established three standing committees of the Board, the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership during 2005 and the function of each committee are described below. The charters of each of these committees are available on our website, www.redwoodtrust.com, and in print at the request of any stockholder.
      The Board of Directors held five regular meetings in 2005. The Independent Directors met in executive session five times in 2005. The chairman of the Governance and Nominating Committee, also designated as the Presiding Director, presides at executive sessions of the Independent Directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and seven of our eight directors attended last year’s annual meeting of stockholders.

Name of Director	Committee

Governance and
	Audit		Compensation		Nominating

Independent Directors:
Richard D. Baum			X		X *
Thomas C. Brown	X		X
Mariann Byerwalter			X	*
Greg H. Kubicek	X	*			X
Georganne C. Proctor**
Charles J. Toeniskoetter	X				X
David L. Tyler	X		X
Employee Directors:
George E. Bull
Douglas B. Hansen

*	Chairperson.

**	Ms. Proctor was not a member of the Board during 2005. She was appointed to the Audit Committee and Governance and Nominating Committee in 2006.

Audit Committee
      The Audit Committee provides oversight regarding our accounting, auditing, and financial reporting practices. The Audit Committee is comprised solely of non-management directors, all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. The Board has determined that all members of the Audit Committee are financially literate as required by the listing standards of the NYSE, and has designated Mr. Tyler as an “audit committee financial expert” as defined under current SEC rules. The Audit Committee met nine times in 2005 in order to carry out its responsibilities, as more fully discussed below in the Audit Committee Report.
Compensation Committee
      The Compensation Committee reviews and approves our compensation philosophy covering our executive officers; reviews the competitiveness of Redwood’s total compensation practices; determines the annual base salaries and incentive awards to be paid to, and approves the annual salaries of, our executive officers; approves the terms and conditions of proposed incentive plans applicable to executive officers and other key management employees; approves and administers Redwood’s employee benefit plans; and reviews and approves special hiring and severance arrangements for Executive Officers. The Compensation Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE. The Compensation Committee met four times in 2005 in order to carry out its responsibilities as more fully discussed below in the Compensation Committee Report.
Governance and Nominating Committee
      The Governance and Nominating Committee reviews and considers directorship policies and practices from time to time, evaluates potential director candidates, recommends qualified candidates to the full Board, and reviews our management succession plan and executive resources. The Governance and Nominating Committee is comprised solely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met four times in 2005.
DIRECTOR COMPENSATION
      The following table provides information about our non-employee director compensation paid in 2005 and to be paid in 2006. Directors who are employed by Redwood do not receive any compensation for their Board activities.
Director Compensation Table

Annual Retainer	$50,000
Board Meeting Fee (In person attendance)	$1,500
Board Meeting Fee (Telephonic attendance)	$750
Committee Meeting Fee (In person attendance)	$1,250	*
Committee Meeting Fee (Telephonic attendance)	$625	*

*	For the Chairperson of the Audit Committee, these fees are $2,500 for attendance in person and $1,250 for attendance by conference call; for the Chairpersons of the Compensation Committee and the Governance and Nominating Committee, these fees are $1,875 for attendance in person and $937.50 for attendance by conference call.
      Non-employee directors will also be granted Deferred Stock Units (DSUs) each year on the day after the annual meeting of stockholders. New directors may be granted equity awards upon initial election to the Board. The number of DSUs granted will be determined by dividing $60,000 by the closing stock price on the grant date. Such DSUs are payable in shares of our common stock at the earlier of four years from grant or termination from Board service, unless electively deferred by the director to a later date under Redwood’s Executive Deferred Compensation Plan. Dividend equivalent rights (DERs) will be payable in cash on the DSUs. In addition, all or any portion of a non-employee director’s cash compensation, together with any cash DERs, are eligible for deferral under Redwood’s Executive Deferred Compensation Plan.
      In addition to the above compensation, non-employee directors receive reasonable out-of-pocket expenses incurred in attending Board and committee meetings, payable within ten business days of receipt by Redwood of the expense receipts.
EXECUTIVE OFFICERS
      The Executive Officers of Redwood and their positions are as follows:

Name	Position With Redwood	Age

George E. Bull	Chairman of the Board and Chief Executive Officer	57
Douglas B. Hansen	President and Director	48
Martin S. Hughes	Vice President	48
Brett D. Nicholas	Vice President	37
Loren R. Picard	Vice President	45
Andrew I. Sirkis	Vice President	44
Harold F. Zagunis	Vice President, Chief Financial Officer, Treasurer, Controller, and Secretary	48
      The Executive Officers serve at the discretion of our Board of Directors. Biographical information regarding Mr. Bull and Mr. Hansen is provided in the preceding pages. Biographical information regarding Mr. Hughes, Mr. Nicholas, Mr. Picard, Mr. Sirkis, and Mr. Zagunis is set forth below.
      Martin S. Hughes, age 48, has served as Vice President since June 2005. Mr. Hughes has over 15 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and CFO for Paymap, a company that develops, markets, and services electronic payment products. Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood Trust, Inc. in 1999. Mr. Hughes also served as CFO for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte and Touche. Mr. Hughes has a BS in Accounting from Villanova University.
      Brett D. Nicholas, age 37, has served as Vice President of Redwood since 1996. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in Economics from the University of Colorado at Boulder.
      Loren R. Picard, age 45, has served as Vice President of Redwood since 1998. Prior to joining Redwood, Mr. Picard was Vice President of Income Property Lending at First Union/ The Money Store. Previously, Mr. Picard worked in mortgage originations and secondary marketing, banking, and the securities industries. Mr. Picard has a B.S. in Business Administration from Pepperdine University.
      Andrew I. Sirkis, age 44, has served as Vice President of Redwood since 1997. Prior to joining Redwood, he was Senior Vice President of Capital Markets at Saxon Mortgage Corporation and worked for Saxon’s parent corporation, Resource Mortgage Capital. Prior to his service at Saxon Mortgage, Mr. Sirkis served as Vice President of Secondary Marketing at GMAC Mortgage Corporation. Mr. Sirkis holds a B.B.A. in Accounting from Temple University and an M.B.A. in Finance from Tulane University.
      Harold F. Zagunis, age 48, has served as a Vice President since 1995 and as Chief Financial Officer, Controller, Treasurer, and Secretary since 1999. Prior to joining Redwood, Mr. Zagunis was Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan and real estate development interests. Mr. Zagunis holds B.A. degrees in Mathemat-

ics and Economics from Willamette University and an M.B.A. from Stanford University Graduate School of Business.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of our common stock as of March 16, 2006 (or last date for which public information is available), by each person who is known to us to own beneficially more than 5% of our common stock, by each director, by our Chief Executive officer and our four highest compensated executive officers (Named Executive Officers), and by all directors and Named Executive Officers as a group. As of March 16, 2006, there were 25,301,536 shares of our common stock outstanding.

	Number of Shares	Vested
	of Common Stock	Deferred	Unvested Deferred
Name	Beneficially Owned	Stock Units(1)	Stock Units(1)	Percentage(2)

Wallace R. Weitz & Company(3)	4,451,115	—	—	17.59%
Wasatch Advisors, Inc.(4)	2,257,411	—	—	8.92%
Credit Suisse(5)	1,319,060	—	—	5.21%
Morgan Stanley(6)	1,313,515	—	—	5.19%
George E. Bull(7)	817,004	33,790	92,166	3.28%
Douglas B. Hansen(8)	473,118	33,790	92,166	1.98%
Richard D. Baum(9)	19,099	1,129	—	0.08%
Thomas C. Brown(10)	18,500	1,129	—	0.08%
Mariann Byerwalter(11)	18,275	1,129	—	0.08%
Greg H. Kubicek(12)	28,066	7,002	—	0.14%
Georganne C. Proctor	—	—	1,447	0.00%
Charles J. Toeniskoetter(13)	27,423	1,129	—	0.11%
David L. Tyler(14)	20,279	1,129	—	0.08%
Brett D. Nicholas(15)	83,117	14,567	34,381	0.38%
Andrew I. Sirkis(16)	61,767	11,121	26,211	0.29%
Harold F. Zagunis (17)	33,847	11,238	26,211	0.18%
All Directors and NEOs as a group (12 persons)	1,600,494	117,152	272,581	6.49%

(1)	Deferred Stock Units (DSU’s) owned by the Director or Named Executive Officer within the Company’s Executive Deferred Compensation Plan. Vested DSU’s are those already vested or will vest by May 16, 2006. Unvested DSU’s generally vest ratably over four years from grant date. DSU’s are settled in shares of common stock upon the elected distribution date.

(2)	Ownership percentage includes number of shares of common stock beneficially owned and vested DSUs. Percentage is based on shares of common stock outstanding assuming exercise of vested options and distribution of vested DSUs.

(3)	Address: 1125 South 103 Street, Suite 600, Omaha, Nebraska 68124. Includes 1,988,118 shares of Common Stock (as of December 31, 2005) subject to a Voting Agreement pursuant to which Wallace R. Weitz & Company (Weitz) has transferred its voting rights with respect to such shares to Messrs. Bull and Hansen. The number of shares covered by the agreement is subject to adjustment from time to time. The Voting Agreement will continue in effect for so long as Weitz or its affiliates hold any capital stock of Redwood and either Mr. Bull or Mr. Hansen continues to be employed by, or remains on the Board of Directors of, Redwood. Under the Voting Agreement, Messrs. Bull and Hansen are required to cast the votes entitled to be cast by holders of the subject shares on each matter or action to be voted on in the same proportion of votes for or against any matter or action, or withheld as to any matter or action, as the proportion voted for or against any such matter or action, or withheld as to any such matter or action, by all stockholders excluding

Weitz and its affiliates. Share ownership is based on information furnished to Redwood by Weitz in an amended Schedule 13G filed with the SEC on January 13, 2006.

(4)	Address: 150 Social Hall Avenue, Salt Lake City, UT 84111. Share ownership is based on information furnished to Redwood by Wasatch Advisors, Inc. in an amended Schedule 13G filed with the SEC on February 14, 2006.

(5)	Address: Uetlibergstrasse 231, PO Box 900, CH 8070 Zurich, Switzerland. Share ownership is based on information furnished to Redwood by Credit Suisse, on behalf of Investment Banking Division, in a Schedule 13G filed with the SEC on February 14, 2006.

(6)	Address: 1585 Broadway, New York, NY 10036. Share ownership is based on information furnished to Redwood by Morgan Stanley in a Schedule 13G filed with the SEC on February 16, 2006.

(7)	Includes 172,625 shares held of record by the Bull Trust, 11,200 shares held in an IRA, and 600 shares held of record by Mr. Bull’s spouse. Also includes 620,928 shares issuable upon the exercise of stock options exercisable within 60 days.

(8)	Includes 3,000 shares held in an IRA and 133,399 shares held of record by the Hansen Revocable Living Trust. Also, includes 336,719 shares issuable upon the exercise of stock options exercisable within 60 days.

(9)	Includes 1,750 shares held in an IRA. Also includes 15,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(10)	Includes 17,300 shares issuable upon the exercise of stock options exercisable within 60 days.

(11)	Includes 17,300 shares issuable upon the exercise of stock options exercisable within 60 days.

(12)	Includes 10,199 shares held in GK Holt Company Inc. Money Purchase Pension & Profit Sharing Plan & Trust, 1,837 shares held in an IRA, 500 shares held in a living trust, 530 shares held of record by Mr. Kubicek’s spouse, and 3,000 shares held of record by Mr. Kubicek’s children. Also includes 10,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(13)	Includes 500 shares on which Mr. Toeniskoetter has voting and investment power in the TBI Construction Profit Sharing Trust. Also includes 14,800 shares issuable upon the exercise of stock options exercisable within 60 days.

(14)	Includes 15,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(15)	Includes 80,709 shares issuable upon the exercise of stock options exercisable within 60 days.

(16)	Includes 55,470 shares issuable upon the exercise of stock options exercisable within 60 days.

(17)	Includes 1,000 shares held in an IRA. Also includes 25,241 shares issuable upon the exercise of stock options exercisable within 60 days.
EXECUTIVE COMPENSATION
Report of the Compensation Committee
      The Compensation Committee (Committee) of the Company’s Board of Directors is comprised exclusively of independent directors as defined by the New York Stock Exchange (NYSE). The Committee acts on behalf of the Board of Directors in administering the Company’s executive compensation plans and programs for the members of the Executive Committee (the two top officers who comprise the Office of the President (OOP) and selected vice presidents). The OOP and three of the vice presidents are the Named Executive Officers (NEOs). Frederic W. Cook & Co., a nationally recognized compensation consulting firm, reports directly to the Committee as a third-party advisor and generally attends Committee meetings. The Committee met four times during 2005, and a portion of each meeting was in executive session. The Committee also held periodic briefings with the full Board to discuss its activities.
      The Committee seeks to: (i) attract and retain highly qualified and productive executives; (ii) motivate executives to enhance the overall performance and profitability of the Company; (iii) reinforce the linkage between the interests of the Company’s stockholders and executives by encouraging Company ownership and rewarding stockholder value creation; and (iv) ensure that com-

pensation levels are both externally competitive and internally equitable. With regard to the competitive pay philosophy, the Committee’s objective is to have a “structure” that reflects the market median for similar companies in total compensation value, and is more heavily weighted toward long-term equity versus short-term cash in its mix of elements. Actual compensation should vary above and below pay-structure guidelines, within a reasonable range, based on Company and individual performance.
      Total compensation of the Company’s Executive Committee members is reviewed annually and consists of salaries, performance-based annual incentives, and long-term incentive equity awards granted annually under the Company’s stockholder-approved Incentive Plan.
      During 2005, the Committee’s independent advisor conducted a detailed review of the relevant competitive executive compensation practices among similar investment and mortgage REITs, plus other comparable financial-services organizations. Many of the organizations used for competitive executive pay comparisons were the same as those included in the industry peer group in the Performance Graph in this Proxy Statement. The Committee concluded that the Company’s executive compensation program was generally below market in cash compensation, and at the approximate median in annual long-term incentive grant value. It was also concluded that the Company had less upside reward leverage in the annual incentive plan than peers, when high levels of absolute financial returns were achieved. The Committee took action to address the issue for 2006, as described below.

2005 Annual Cash Compensation
      Increases were made to base salaries taking into consideration competitive market data as well as Company and individual performance. Resulting base salary levels were generally at or moderately below median levels.
      Annual incentive payments for 2005 were made in the first quarter of 2006. They were based 75% upon overall Company financial performance and 25% on individual performance. During 2005, as in other recent years, the Company financial measure was adjusted return on equity (ROE). Individual performance was determined based on strategic and operating objectives established at the beginning of the year for each executive, as appropriate, and evaluated by the Committee at year-end. Individual annual incentive target award levels were designed to result in approximately median competitive total cash compensation when added to salaries, and would be earned for full achievement of all goals and objectives.
      Adjusted ROE equals adjusted income (GAAP income excluding variable stock option expense) divided by adjusted core equity (average core equity, which equals GAAP equity excluding mark-to-market adjustments). The Committee has the authority to approve other adjustments to the annual incentive financial measures, as may be appropriate from time to time. No other adjustments were made for 2005.
      Annual incentive awards for 2005 were earned at above-target levels. This reflects the Company’s outstanding performance on adjusted ROE of 23.5%, and generally strong individual contributions.
      According to a pre-established formula, a portion of the bonuses was paid in cash and the remainder was paid in the form of deferred stock units (DSUs) awarded under the Company’s Executive Deferred Compensation Plan (EDCP). These DSUs are fully vested at the award date and distributed in shares at the earlier of three years or employment termination (unless voluntarily deferred for a longer period). Dividend equivalent rights (DERs) on DSUs are paid in cash during the deferral period unless electively deferred by the executive under the terms of the EDCP.
      The Committee approved revisions in the structure of the annual incentive plan for 2006. Individual target awards were maintained at appropriate competitive medians, while greater upside potential was added to the financial portion to more competitively reward outstanding financial performance.

2005 Long-Term Compensation Awards
      In 2005, awards to the Executive Committee members were made solely in the form of restricted DSUs, compared to 2004 when 50% of the award value was in the form of stock options with DERs and the other 50% in the form of restricted DSUs. The form of grants was changed to simplify the program, and continue the focus on ownership and stockholder value creation after new Internal Revenue Code Section 409A made it difficult to combine DERs with options as total stockholder return rewards.
      The restricted DSUs vest 25% on January 1, 2007; an additional 6.25% vests on the first day of each subsequent quarter, with full vesting by January 1, 2010. Restricted DSUs will be distributed in shares on May 1, 2010, unless electively deferred by the executive under the terms of EDCP. DERs on DSUs are paid in cash during the deferral period unless electively deferred by the executive under the terms of the EDCP.
      In response to new Section 409A regulations, the Committee approved a change to the DER provisions in certain outstanding stock options. While certain DERs were previously accumulated in reinvested shares and paid at option exercise, they will now be paid in cash on a current basis starting in 2005. A cash payment was also made in 2005 for previously accumulated stock DERs for these certain outstanding stock options. This was done under the transition rules of Section 409A.
      Long-term incentive grant values were positioned between the 50th and 75th percentile for 2005. In general, the 2005 grants reflected upward adjustments to fairly recognize the Company’s outstanding financial performance relative to peers for the past three years, when annual incentives were maintained at relatively modest levels.

OOP Compensation
      Mr. Bull and Mr. Hansen share responsibilities of the OOP, and are paid equally to recognize their teamwork in leading the organization. Their individual compensation is positioned competitively to reflect the market for CEOs of comparable organizations. Their salaries and annual incentives have been progressively administered up to the competitive median, and their guideline annual long-term incentive grant values have approximated the median of estimated market practice. The same pay philosophy and program structure applies to the OOP members as to other Executive Committee members.
      In 2005, the OOP members received above-target annual incentives, proportionately the same as other Executive Committee members, to reflect the Company’s outstanding adjusted ROE performance and strong individual contributions. The awards were distributed in a combination of cash and DSUs, again, the same as other Executive Committee members.
      Equity compensation was structured to directly reward stockholder value creation, as well as to encourage the continued employment of the OOP members and to facilitate their Company ownership. In combination, the current beneficial ownership of the two OOP members exceeds 7% of the Company’s outstanding Common Stock. The Committee believes that this contributes to the success of the Company in creating stockholder value. Long-term incentive grant values for 2005 reflect an upward adjustment to recognize that annual incentives for the past three years have been modest in relation to peer companies, based on the outstanding results that the Company has achieved in adjusted ROE and total stockholder value creation.

Policy on Tax Deductibility
      The Committee is aware of the limitations imposed by Section 162(m) of the Code on the deductibility for tax of certain forms of NEO compensation in excess of $1 million per individual. The Company’s stock option grants generally meet the requirements for full tax deductibility. However, certain other elements of the Company’s compensation plans may not meet the tax law requirements for full tax deductibility because they allow the Committee to exercise discretion in setting compensation. The Committee believes that it is in the Company’s best interest to retain discretion in determining executive compensation, and the Committee reserves the right to implement compensation plans that might not be fully tax deductible. The Committee believes the cost impact of any loss of tax deductibility was immaterial to the Company in 2005.

Compensation Committee:

Mariann Byerwalter, Chairperson
Richard D. Baum
Thomas C. Brown
David L. Tyler
Adopted March 9, 2006

      The table below sets forth information concerning compensation earned in the years ended December 31, 2005, 2004, and 2003 by the Named Executive Officers.
Summary Compensation Table

				Long-Term		All Other
				Compensation Awards (#)		Compensation

	Annual Compensation			Restricted	Securities
				Stock	Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Awards(2)	Options(3)	Other ($)(4)

George E. Bull	2005	$500,000	$1,859,391	81,339	—	$376,560
Chairman of the Board and	2004	435,000	1,359,375	15,748	31,496	426,243
Chief Executive Officer	2003	410,000	940,950	—	60,000	179,775
Douglas B. Hansen	2005	$500,000	$1,859,391	81,339	—	$162,475
President and Director	2004	435,000	1,359,375	15,748	31,496	175,724
	2003	410,000	940,950	—	60,000	59,041
Brett D. Nicholas	2005	$267,000	$794,332	27,888	—	$148,241
Vice President	2004	245,000	612,500	9,445	18,891	158,777
	2003	230,000	488,750	—	25,000	60,407
Andrew I. Sirkis	2005	$267,000	$595,749	22,078	—	$129,589
Vice President	2004	245,000	459,375	6,011	12,021	136,669
	2003	220,000	292,188	—	15,000	23,387
Harold F. Zagunis	2005	$267,000	$595,749	22,078	—	$131,268
Vice President, Chief	2004	245,000	447,891	6,011	12,021	143,446
Financial Officer, Controller,	2003	230,000	305,469	—	15,000	27,928
Treasurer, and Secretary

(1)	Represents bonus amounts accrued during the fiscal year. A portion is paid in cash within 2 1/2 months of year-end and a portion is contributed to each employee’s account in Redwood’s Executive Deferred Compensation Plan and invested in DSUs with a distribution date not earlier than three years after contribution or the employee’s termination.

(2)	Represents the number of DSUs contributed to each employee’s account in Redwood’s Executive Deferred Compensation Plan. These DSUs vest over four years and are separate from any DSUs awarded as a part of the bonus referenced above.

(3)	Options granted during 2004 and 2003 had stock DERs that provided for crediting option holders with additional shares equal to the value of the dividends payable on their outstanding options on each dividend payable date. On November 13, 2005, the Board of Directors, in accordance with the recommendation of its Compensation Committee, approved modifications to these options. Pursuant to the modifications, (i) stock DERs that would have otherwise accrued subsequent to the modification date of the options are replaced by current pay cash DERs, and (ii) Redwood paid out in cash, at the value accrued, stock DERs that have accrued from the date of the award of the option grant through the modification date of the option.

(4)	Includes Company contributions for retirement purposes (401K Plan and Executive Deferred Compensation Plan). Also includes amounts accrued in an employee’s account in Redwood’s Executive Deferred Compensation Plan that represent above-market rate amounts earned on deferred compensation. The rate of accrual is set forth in Redwood’s Executive Deferred Compensation Plan and is based on a calculation of the marginal rate of return on Redwood’s portfolio during the year. The plan has been revised to eliminate above-market interest on deferrals after July 1, 2004 and to limit the number of years during which deferrals prior to July 1, 2004 will accrue at the marginal rate of return on Redwood’s portfolio.
Option Grants in Last Fiscal Year
      During the 2005 fiscal year, there were no stock options granted to any of our Named Executive Officers.

      The following table sets forth, for the Named Executive Officers, certain information regarding the exercise of stock options during the 2005 fiscal year and the value of options held at fiscal year end:
Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-the-Money Options at
	Shares Acquired	Value	Fiscal Year-End (#)	Fiscal Year-End ($)(*)
Name	on Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

George E. Bull	—	—	609,458/82,315	$9,966,472/$337,615
Douglas B. Hansen	3,750	$135,292	311,968/86,383	3,098,200/337,615
Brett D. Nicholas	—	—	68,799/40,523	969,854/131,908
Andrew I. Sirkis	—	—	54,154/23,956	1,034,917/71,847
Harold F. Zagunis	—	—	37,430/26,430	607,058/82,266

*	The value of unexercised in-the-money options is based on the market value of our common stock at December 31, 2005 minus the exercise price of the options.
Certain option grants made in prior years have included cash DERs or stock DERs, depending on the year of grant. In all cases where options were granted with DERs, the value to option holders was considered by Redwood when valuing the options at the time of grant. Cash DERs are paid on a current basis as dividends are paid; stock DERs are credited as additional shares and distributed when the options are exercised. Payments with respect to cash DERs and crediting of additional shares with respect to stock DERs on outstanding options are shown below.
Dividend Equivalent Rights Paid and Credited on Prior Option Grants

			Stock
			DER	Payment for	Stock DER
		Cash DER	Shares	Stock DER	Shares
Name	Year	Payments	Credited	Shares(1)	Repurchased(1)

George E. Bull	2005	$3,910,750	4,397	$828,535	14,971
	2004	5,081,409	13,063	—	—
	2003	4,476,091	13,002	—	—
Douglas B. Hansen	2005	$2,173,737	4,397	$828,535	14,971
	2004	2,753,176	9,871	—	—
	2003	4,476,091	7,864	—	—
Brett D. Nicholas	2005	$640,555	2,085	$361,510	6,558
	2004	634,562	4,175	—	—
	2003	680,544	298	—	—
Andrew I. Sirkis	2005	$467,955	1,281	$218,844	3,973
	2004	446,443	2,513	—	—
	2003	480,769	179	—	—
Harold F. Zagunis	2005	$389,010	279	$218,844	3,973
	2004	369,537	2,513	—	—
	2003	435,056	1,775	—	—

(1)	Options granted during 2004 and 2003 had stock DERs that provided for crediting option holders with additional shares equal to the value of the dividends payable on their outstanding options on each dividend payable date. On November 13, 2005, the Board of Directors, in accordance with the recommendation of its Compensation Committee, approved modifications to these options. Pursuant to the modifications, (i) stock DERs that would have otherwise accrued subsequent to the modification date of the options are replaced by current pay cash DERs, and (ii) Redwood paid out in cash, at the value accrued, stock DERs that have accrued from the date of the award of the option grant through the modification date of the option.

Employment Agreements
      In April 2003, we entered into amended and restated employment agreements with Messrs. Bull and Hansen and, in February 2005, we entered into amended and restated employment agreements with Messrs. Nicholas, Picard, Sirkis, and Zagunis. On June 1, 2005, we entered into an employment agreement (together with the amended and restated employment agreements referred to above, collectively referred to as the Agreements) with Mr. Hughes (together with Messrs. Bull, Hansen, Nicholas, Picard, Sirkis, and Zagunis, collectively referred to herein as the Executives). Pursuant to their respective Agreements, Mr. Bull serves as Chairman of the Board and Chief Executive Officer of Redwood and Mr. Hansen serves as President of Redwood. Each of the other Executives serves pursuant to his respective Agreement as a Vice President of Redwood. Each Executive has such duties and responsibilities as determined from time to time in accordance with his Agreement. Each Executive serving as a Vice President reports to the President. Each Agreement provides for an initial term ending December 31, 2007, except in the case of the Agreements with Messrs. Bull and Hansen, where the initial term ends December 31, 2005. Upon the expiration of its initial term, each of the Agreements is subject to automatic extension annually until the Executive reaches age 65, unless either party provides prior written notice that it or he does not wish to extend the term. The Agreements provide for an annual base salary and target bonus.
      Pursuant to the Agreements, the Executive’s annual bonus, if any, will be determined in the discretion of our Board of Directors or the Compensation Committee of the Board of Directors. Under the Agreements, the Executives will be eligible to receive grants of stock options, restricted stock, or other equity-based long-term incentive awards, and will be entitled to participate in all benefit plans available to senior executive employees of Redwood. Each Agreement provides that the Executive will receive his base salary and prorated annual incentive compensation to the date of termination of the Executive’s employment by reason of death or disability. All outstanding stock options and equity-related awards granted to the Executive will immediately vest upon either death or disability. In the event of a termination of employment for “cause” (as defined in the Agreement), the Executive will receive only base compensation to the date of such termination.
      Each Agreement also provides for the Executive to receive severance payments in the event that we terminate the Executive’s employment without “cause” or the Executive resigns for “good reason” (as defined in the Agreement). The severance payments would be in addition to payment of the Executive’s base salary and prorated annual incentive compensation to the date of termination of the Executive’s employment. The aggregate amount of the severance payments with respect to Messrs. Bull and Hansen would be 300% of the Executive’s combined base salary and target annual bonus, each as in effect immediately prior to termination of employment. The aggregate amount of the severance payments with respect to the other Executives would be 100% of the Executive’s combined base salary and target annual bonus, each as in effect immediately prior to termination of employment. All outstanding stock options and equity-related awards granted to the Executive will immediately vest upon either such type of termination. In addition, for stock options granted before December 31, 2002, the Executive will receive the sum of DERs that would have been payable over the one-year period following termination of employment under the provisions of the stock option grant agreements. Dividend equivalent right payments related to stock options granted on or after December 31, 2002 will be treated in the same manner, unless the grant agreements for such stock options provide a different formula for the dividend equivalent right payments. The Executives are entitled to payment of an excise tax gross-up if there are excise taxes payable by the Executive on the value of severance benefits related to a change of control. All severance benefits under the Agreement require the Executive to execute a release agreement.
      Each of the Agreements with Messrs. Bull and Hansen also contains a non-compete provision that prohibits the Executive from competing with us for a period of one year after termination of the Executive’s employment by us without “cause” (as defined in the Agreement) or the Executive’s resignation for “good reason” (as defined in the Agreement).

      In the event of a “change of control” (as such term is defined in Section 2(f) of the Redwood Executive Deferred Compensation Plan) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute similar options and equity-related awards, the Executive’s outstanding options and equity-related awards will immediately vest and become exercisable if the Executive’s service with us has not terminated prior to the effective date of the change of control; provided, however, that such acceleration of vesting will only occur if Redwood is not the surviving corporation or shares of our common stock are converted into or exchanged for other securities or cash.
ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and holders of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such officers, directors, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
      Based solely on our review of such forms that we received, and written representations from reporting persons that no additional Form 5s were required for such persons, we believe that, during fiscal year 2005, all Section 16(a) filing requirements were satisfied on a timely basis, except that one of our directors, Mr. Brown, acquired 1,200 shares of common stock on November 16, 2005, and a Form 4 was filed on November 23, 2005.
Compensation Committee Interlocks and Insider Participation
      Ms. Byerwalter, Mr. Baum, Mr. Brown, and Mr. Tyler were members of the Compensation Committee of the Board of Directors during 2005. None of the Compensation Committee members or the Executive Officers has any past or present relationships with Redwood, its affiliates, or any other entities that are required to be reported under this item.
Certain Relationships And Related Transactions
      There were no relationships or related transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.
AUDIT COMMITTEE MATTERS
Audit Committee Report
      The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial management, independent registered public accounting firm, and financial reporting procedures of the Company. The Company’s management is responsible for internal controls and for preparing the Company’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.
      In this context the Audit Committee met and held discussions during 2005 with management and the independent registered public accounting firm (including private sessions with each of the internal auditors, the independent registered public accounting firm; the company’s director of internal audit, and the Chief Financial Officer). During these meetings, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements; the reasonableness of significant accounting judgments and estimates; and the clarity of disclosures in the financial statements.
      The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain tax services and other services in 2005. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.
      The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, policies, systems, and the overall quality of the Company’s financial reporting.
      Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of the Company’s internal controls, and the quality of the Company’s financial reporting, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.
      Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole power to appoint the independent registered public accounting firm. The Audit Committee appointed Grant Thornton LLP as the independent registered public accounting firm to provide auditing services for the fiscal year ending December 31, 2006.

Audit Committee:

Greg H. Kubicek, Chairperson
Thomas C. Brown
Charles J. Toeniskoetter
David L. Tyler
Adopted March 8, 2006
      Georganne C. Proctor was not a member of the Audit Committee at the time of the adoption of the foregoing report.
Change in Independent Registered Public Accounting Firm
      On May 2, 2005, PricewaterhouseCoopers LLP (PwC) advised the Audit Committee of the Board of Directors that it declined to stand for re-appointment as Redwood’s independent registered public accounting firm for the fiscal year ending December 31, 2005 and would no longer serve as the Redwood’s independent registered public accounting firm after completion of procedures described in the next sentence. On May 4, 2005, PwC completed its procedures related to the unaudited interim financial statements of Redwood as of and for the quarter ended March 31, 2005 and the Quarterly Report on Form 10-Q in which such financial statements are included.

      The reports of PwC on our consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
      During the fiscal years ended December 31, 2004 and 2003 and through May 4, 2005, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years.
      During the fiscal years ended December 31, 2004 and 2003 and through May 4, 2005, there were no reportable events (as the term is defined in Item 304(a) (1) (v) of Regulation S-K).
      PwC furnished Redwood a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of this letter, dated May 5, 2005, is filed as Exhibit 16.1 to our Current Report on Form 8-K, filed on May 5, 2005.
      Effective June 24, 2005, the Audit Committee of the Board of Directors engaged Grant Thornton LLP as Redwood’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2005.
      During the fiscal years ended December 31, 2004 and 2003 and from January 1, 2005 through June 24, 2005, neither Redwood nor anyone acting on our behalf consulted Grant Thornton LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Audit Fees
      Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal year ended December 31, 2005. PwC audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal year ended December 31, 2004. The aggregate fees and expenses billed by Grant Thornton LLP (GT) for professional services rendered for the fiscal year ended December 31, 2005 and the aggregate fees and expenses billed by PwC for professional services rendered the fiscal years ended December 31, 2005 and December 31, 2004 are set forth below.

	GT Fees Fiscal	PwC Fees	PwC Fees
	Year 2005	Fiscal Year 2005	Fiscal Year 2004

Audit Fees	$1,170,000	$280,000	$1,267,100
Audit-Related Fees	—	—	38,500
Tax Fees	150,000	—	50,750
All Other Fees	—	56,000	—

Total Fees	$1,320,000	$336,000	$1,356,350
      Audit Fees were for the audits of our annual consolidated financial statements, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, costs associated with Sarbanes-Oxley attestation requirements, and other services rendered for comfort letters, and consents.
      Audit-Related Fees include certain other agreed upon procedures related to loan securitizations.
      Tax Fees were for services rendered related to tax compliance and reporting.

      All Other Fees include due diligence services for loan file review prior to the acquisition of residential real estate loans.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Registered Independent Accounting Firm
      It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the auditors, subject to the de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.
Independent Registered Public Accounting Firm for 2006 Fiscal Year
      The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as Redwood’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2006. Representatives of Grant Thornton LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

PERFORMANCE GRAPH
      The following graph presents a total return comparison of our common stock, over the last five years, to the S&P Composite-500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. (NAREIT) Mortgage REIT Index. The total returns reflect stock price appreciation and the reinvestment of dividends for our common stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable; but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance of the our common stock.
Five Year — Total Return Comparison
December 31, 2000 through December 31, 2005

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Redwood Trust, Inc.	100.00	152.25	192.60	411.10	579.19	436.08

S&P Composite-500 Index	100.00	88.11	68.64	88.32	97.93	102.74

NAREIT Mortgage REIT Index	100.00	177.34	232.46	365.86	433.29	332.81

ITEM 2 — APPROVAL OF 2002 INCENTIVE PLAN, AS AMENDED
      At a meeting on March 9, 2006, our Board of Directors adopted, subject to approval of the stockholders, amendments to the 2002 Redwood Trust, Inc. Incentive Stock Plan (Incentive Plan or Plan). The amendments increase the number of shares available for grants under the Plan and add provisions that would allow annual cash bonus payments to officers, directors and employees of Redwood or any of its subsidiaries, and other persons expected to provide significant services to Redwood or any of its subsidiaries so as to satisfy the requirements for qualification as performance-based compensation under the Internal Revenue Code of 1986, as amended (the Code).
Material Differences from Existing Plan
      The material differences from the existing Plan that are implemented by the amended Plan are:

•	An increase in the number of shares available for grant under the Plan by 650,000 shares;

•	The addition of Performance Units as a type of award under the Plan, which may be awarded to officers, directors, and employees of Redwood or any of its subsidiaries, and other persons expected to provide significant services to Redwood or any of its subsidiaries. However, Performance Units are intended to be used for annual cash bonus payments granted to Executive Committee members who are NEOs, in an amount not to exceed $5 million per grantee per year, so as to qualify as performance-based compensation under the Code; and

•	In connection with cash-based Performance Units, a change in the name of the Plan to Incentive Plan from Incentive Stock Plan.
Increase in Available Shares
      As of March 16, 2006, there were only 210,529 shares remaining available for grant under the Plan. In order to be able to make anticipated grants over the next three years, the Board of Directors has amended the Plan to increase the number of shares available for grant under the Plan by an additional 650,000 shares.
Performance Units
      Code Section 162(m) limits Redwood’s deduction on compensation paid to each of our Chief Executive Officer and other four most highly compensated officers (our NEOs) for any year to $1 million, except to the extent the compensation is treated as performance-based. In order to preserve our federal income tax deduction for annual cash incentive awards to Executive Committee members who are NEOs, the Plan has been amended to provide for the award of Performance Units. Awards of Performance Units that are intended to be performance-based will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period, the Compensation Committee certifies that the performance goals have been met, and the awards are otherwise administered as required by Code Section 162(m).
      The performance goals that may be used by the Committee for awards intended to be performance-based compensation under Code Section 162(m) are described below under “Purpose”. The performance period, which the Compensation Committee will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. It is expected that the performance period for awards of Performance Units will be Redwood’s fiscal year, since Performance Units are intended to be used for annual bonus payments to Executive Committee members who are NEOs.
      Under the Incentive Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to be performance-based is cancelled, the award will continue to count against the $5,000,000 maximum. Set forth below is a summary of the principal features of the 2002 Incentive Plan as amended by the Board. Our Board of Directors believes that this amended Incentive Plan will be an important and effective means of attracting, retaining, and motivating qualified personnel for Redwood.
General
      The Incentive Plan provides for the grant of qualified incentive stock options (ISOs) which meet the requirements of Section 422 of the Code, stock options not so qualified (NQSOs and, together with ISOs, Options), and stock appreciation rights (collectively, SARs), deferred stock, restricted stock, and performance share awards (Stock Awards), performance units, and dividend equivalent rights (DERs). As of March 16, 2006, there were 84 officers, directors, and employees eligible to receive grants under the Plan. The effective date of the amendment to the Incentive Plan will be the date it is approved by stockholders and the Plan will remain in effect unless terminated by the Board.
Purpose
      The Incentive Plan is intended to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to employees, officers, directors, and others whose job performance affects Redwood, to encourage proprietary interest in Redwood, to encourage such employees to remain in the employ of Redwood, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to us. In particular, the Incentive Plan will enhance our ability to grant awards structured to qualify as performance-based under Section 162(m) of the Code. The performance measures that may be used in connection with the granting of awards under the Plan intended to be performance-based will be based on any one or more of the following: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total shareholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit). Such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances.
Administration
      The Incentive Plan is administered by the Compensation Committee of our Board of Directors (Compensation Committee or Committee), which is composed of not less than three Board members who are (i) “independent” as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) “outside directors” as defined under Code Section 162(m) and rules promulgated thereunder. Members of the Compensation Committee are eligible to receive grants under the Plan, as determined by the Board.
      All grants of awards under the Incentive Plan (other than to Committee members) will be made by the Committee and will be subject to the terms and restrictions made by the Committee, subject to the terms of the Plan. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an award is granted when and in what increments the awards become exercisable or vest. In addition, in the case of Options, the Committee determines whether they are intended to be ISOs or NQSOs.
Eligible Persons
      Officers, directors, and key employees of Redwood and its subsidiaries, and other persons expected to contribute to the management, growth, and/or profitability of Redwood and its subsidiaries, are eligible to participate in the Incentive Plan. ISOs may only be granted to the employees (including directors and officers who are employees) of Redwood and its subsidiaries. Under current law, ISOs may not be granted to any director of Redwood who is not also an employee, or to directors, officers, and other employees of entities unrelated to Redwood. NQSOs, SARs, Stock Awards and DERs may be granted to the directors, officers, employees, agents and consultants of Redwood, or any of its subsidiaries, or any other venture in which it has a significant interest. Performance Units may also be granted to such persons, but it is the intention of the Committee to limit such grants to NEOs, and any other executive officer who may be subject to Code Section 162(m).
      No grants may be made under the Incentive Plan to any person who, assuming exercise or vesting of all awards held by such person, would own or be deemed to own beneficially more than 9.8% (by number of shares or value) of the outstanding shares of equity stock of Redwood, other than awards of Performance Units payable only in cash.
Shares Subject to the Incentive Stock Plan
      Subject to anti-dilution provisions for stock splits, stock dividends, and similar events, the Incentive Plan, as amended, authorizes the grant of awards with respect to a maximum number of shares equal to the sum of: (i) 650,000 shares of common stock; (ii) the number of shares of common stock previously authorized for future awards under the Plan which remain available for grants; (iii) any shares of common stock that are represented by awards granted under Redwood’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (Prior Plan) which are (A) forfeited, expire or are canceled without delivery of shares of common stock or (B) settled in cash; and (iv) any shares of common stock that are represented by awards granted under the Prior Plan which are tendered to Redwood to satisfy the exercise price of options or the applicable tax withholding obligation.
      Any shares of common stock covered by an award under the Incentive Plan that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan. In addition, shares of common stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of Redwood acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.
      If the exercise price of any Option is satisfied by tendering shares of common stock to Redwood, only the number of shares issued net of the shares tendered will be deemed granted for purposes of determining the maximum number of shares of common stock available for future awards under the Plan.
      The Incentive Plan also provides for sublimits on the number of shares with respect to which awards may be granted for ISOs, Stock Awards, and Options and SARs. In addition, no more than an additional 500,000 shares of common stock may be the subject of awards to any one individual during any calendar-year period if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)). Any shares that are canceled or forfeited, and any shares subject to such awards that are surrendered, shall count against these sub-limits for purposes of determining compliance therewith.
      The Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards.
Term of Options and SARs
      Options and SARs must terminate no more than 10 years from the date granted. Options and SARs may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals.

Option Exercise
      The exercise price of any Option granted under the Incentive Plan may be made payable in cash, with shares of common stock owned by the optionee or subject to a grant, or by any other method as determined by the Committee. Redwood may not make loans available to Option holders to exercise options.
Limited Transferability of Non-Qualified Stock Options
      NQSOs may be granted on terms which permit transfer by the optionee to family members or trusts or partnerships for the exclusive benefit of immediate family members or any other persons or entities as may be approved by the Committee, subject in all cases to the terms of the Plan.
Stock Awards
      The Plan provides that the Committee may grant Stock Awards either alone or in addition to other awards granted under the Plan. The terms of Stock Awards will be determined by the Committee in its discretion, including: the number of shares subject to the Stock Award; the price (if any) to be paid by the recipient of the Stock Award; the period (Restricted Period) during which the shares subject to the Stock Award may not be sold, transferred, pledged, or assigned; and any performance objectives applicable to the Stock Awards. The Restricted Period for Stock Awards subject solely to continued employment will not be less than three years from the grant date except for certain limited situations. The Restricted Period for Stock Awards subject to meeting performance criteria (using the performance measures discussed under “Purpose” above) generally will not be shorter than twelve months or longer than five years.
Performance Units
      The Plan provides that the Committee may grant awards of Performance Units either alone or in addition to other awards granted under the Plan. It is expected that awards of Performance Units will be used for annual bonuses to Executive Committee members who are NEOs and that the awards would qualify as performance-based compensation under Code Section 162(m). The terms of awards of Performance Units will be determined by the Committee in its discretion, including: the number of units subject to the award; and the performance period during which the units will be earned; and the performance objectives applicable to the award. The performance period, which the Compensation Committee will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. Awards of Performance Units that are intended to qualify as performance-based will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period, the Committee certifies that the performance goals have been met, and the awards are otherwise administered as required by Code Section 162(m). The performance goals that may be used by the Committee for such awards that are intended to qualify as performance-based compensation under Code Section 162(m) are described above under “Purpose”. Under the Incentive Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to qualify as performance-based is cancelled, the award will continue to count against the $5,000,000 maximum. Payment of earned Performance Units may be made in cash, shares of common stock, other property or a combination thereof, as determined by the Committee.
DERs
      The Plan provides for granting of DERs in tandem with the grant of any awards under the Plan. DERs entitle the participant to receive distributions of cash, stock, or other property, or to accrue rights to future distributions of stock, in amounts linked to dividends. Shares of common stock accrued for the account of the participant can be made eligible to receive dividends and distributions and can be made payable whether or not the related award is exercised or vested. The right of the holder of a DER to receive any dividend equivalent payment or accrual may be made subject to vesting of the related award, the satisfaction of specified performance objectives, or other conditions. DERs have been determined by the Compensation Committee to be performance-based compensation because their value and the amount of distributions and accruals thereon depend on Redwood’s future performance and dividend paying capability, which is influenced by the participant.
Amendment and Termination of Incentive Plan
      The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination may be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (2) the consent of the affected participant, if such action would impair the rights of such participant under any outstanding award. Additionally, except in connection with a corporate transaction involving Redwood (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the Options or SARs without stockholder approval.
Federal Income Tax Consequences
      General. The following is a brief summary of the principal U.S. federal income tax consequences, based on current federal income tax laws, of the issuance and exercise of awards under Redwood’s Incentive Plan. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences. Grantees are strongly urged to consult their tax advisors regarding the federal, state, local, or other tax consequences of the receipt and exercise of Options, SARs, DERs, Stock Awards, and Performance Units under the Plan.
      Incentive Stock Options (ISOs). No taxable income will be recognized by a grantee upon the grant or exercise of an ISO. If shares of common stock are issued to a grantee pursuant to the exercise of an ISO granted under the Plan and if no disqualifying disposition of such shares is made by such grantee within two years after the date of grant or within one year after the receipt of such shares by such grantee, then (a) upon the sale of such shares, any amount realized in excess of the option price generally will be taxed to such grantee as a long-term capital gain and any loss sustained generally will be a long-term capital loss and (b) no deduction will be allowed to Redwood. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability of the grantee.
      If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of two years from date of grant or one year from exercise, generally (a) the grantee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) Redwood will be entitled to deduct such amount. Any further gain or loss recognized by the grantee will be subject to tax as capital gain or loss, generally will be long-term capital gain or loss if the stock has been held for more than one year, and will not result in any deduction by Redwood.
      If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as an NQSO. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following the termination of employment.

      Non-Qualified Options (NQSOs) and Stock Appreciation Rights (SARs). No taxable income will be recognized by a grantee upon the grant of an NQSO or SAR. Upon exercise, however, the grantee will generally recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and Redwood will be entitled to deduct a like amount. In the case of NQSOs, the grantee will have a basis in such stock in an amount equal to such fair market value.
      Upon subsequent sale of any shares of common stock acquired pursuant to the exercise of an NQSO, a grantee will have capital gain or loss equal to the difference between the amount realized upon such sale and the grantee’s adjusted tax basis in the shares of common stock. Such gain or loss will be capital gain or loss and will be long term if the shares of common stock have been held for more than one year from the date the option is exercised.
      Stock Awards. No taxable income will be recognized by a grantee of Restricted Stock, Deferred Stock or Performance Shares until the taxable year in which the common stock that is the subject of such grant becomes transferable or is no longer subject to forfeiture. At such time, the grantee will realize income equal to the then fair market value of the common stock received pursuant to such grant (less the amount, if any, paid therefore). Any such income will be subject to tax at ordinary income rates. Alternatively, a grantee who makes an election under Section 83(b) of the Code within 30 days of the date of receipt of such grant will include in income on the date of such grant an amount equal to the fair market value of the common stock received (less the amount, if any, paid for such shares), determined assuming they were then unrestricted and could be sold immediately. If the shares of common stock subject to such election are subsequently forfeited, the grantee will only be entitled to a deduction, refund or loss for federal income tax purposes equal to the amount, if any, paid for the forfeited shares.
      A grantee generally will have a tax basis in any shares of common stock received that is equal to the amount, if any, included in income as described above. If shares are then sold after the forfeiture period expires, the holding period to determine whether the grantee has long-term or short-term capital gain or loss begins when the restriction period lapses, unless the grantee has made a Section 83(b) election, in which case such grantee’s holding period begins on the date of grant. Except as noted below under “Company Deductions” Redwood generally will be entitled to claim a tax deduction equal to the amount that is taxable as ordinary compensation income to the grantee.
      Performance Units. No taxable income will be recognized by the grantee of Performance Units until the taxable year in which the award of Performance Units is paid. At that time, the grantee will realize ordinary income equal to the cash paid or the fair market value of common stock received.
      DERs. No taxable income will be recognized by a grantee upon the grant of an accrued DER. If the underlying option to which an accrued DER relates is exercised, the grantee will realize income equal to the fair market value of the common stock received pursuant to the DER (less the amount, if any, paid for such stock) at the time of exercise. Any such income will be subject to tax at ordinary income rates. Similar rules with respect to tax basis and holding period as are described above under Stock Awards will apply with respect to common stock received pursuant to an accrued DER.
      No taxable income will be recognized by a grantee upon the grant of a current-pay DER. Rather, such income will be recognized when the grantee receives cash or other property, if any, pursuant to such DER. Such income will be subject to tax at ordinary income rates.
      Section 409A. Code Section 409A imposes certain restrictions on deferred compensation arrangements. Awards under the Plan which are treated as deferred compensation under Code Section 409A are intended to meet the requirements of that Section.
      Company Deductions. If applicable withholding requirements are met, Redwood generally will be entitled to a tax deduction in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. However, Code Section 162(m) contains specific rules regarding the federal income tax deductibility of compensation paid to Redwood’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, Redwood can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by the rules under Code Section 162(m), including (1) the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during a specified time period, (2) for Stock Awards and DERs, inclusion in the grant of performance goals which must be achieved prior to accrual or payment, (3) disclosure to, and approval by, the stockholders of certain material terms of the Plan and (4) certification by the Compensation Committee that the performance goals have been met. Assuming approval by stockholders at the Annual Meeting, the Plan has been designed to permit the Compensation Committee to grant and certify awards which satisfy the requirements of Section 162(m).
Awards under the Plan
      The actual number and terms of awards which will be granted in the remainder of 2006 and in future periods is not presently determinable as the Compensation Committee has sole discretion to determine whether to grant awards and the terms thereof. Although the Compensation Committee has awarded Performance Units for the 2006 fiscal year to Executive Committee members who are NEOs, no payments will be made with respect to the awards, nor will any other awards of Performance Units be made under the Plan if the amended Plan is not approved by stockholders.
New Plan Benefits
      The amount of each participant’s cash-based Performance Units in our current fiscal year will be subject to our financial performance for such period. As a result, we cannot determine the amount that will be payable under the Incentive Plan, as amended, to any participant for our 2006 fiscal year.
      The following table represents the maximum amount of cash-based Performance Units that could have been paid under the Incentive Plan had it been in effect, as amended, in fiscal year 2005 (prior to any reduction by the Compensation Committee). In 2005, the Compensation Committee approved individual bonus payments that were reduced from the maximum amount that could have been paid.
New Plan Benefits

2002 Incentive Plan, As Amended

Dollar Value (Maximum
Possible Performance Unit
Name and Position	Award) ($)(1)

George E. Bull	$3,120,310
Chairman of the Board and Chief Executive Officer

Douglas B. Hansen	$3,120,310
President and Director

Brett D. Nicholas	$1,332,996
Vice President

Andrew I. Sirkis	$999,747
Vice President

Harold F. Zagunis	$999,747
Vice President, Chief Financial Officer, Controller, Treasurer, and Secretary

Executive Group (7 persons)	$11,017,503
Non-Executive Director Group	—
Non-Executive Officer Employee Group	$2,469,603

(1)	The Dollar Value is based on each Performance Unit equaling one dollar ($1.00) and reflects the maximum amount payable prior to reduction by the Compensation Committee of the Board of Directors in its discretion.

Securities Authorized for Issuance Under Equity Compensation Plans(1)

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding	Outstanding Options,	Securities Reflected in
	Options, Warrants	Warrants and Rights	Column(a))
Plan Category	and Rights (a)	(b)	(c)

Equity compensation plans approved by security holders	1,548,412	$32.60	315,866
Equity compensation plans not approved by security holders	—	—	—

Total	1,548,412	$32.60	315,866

(1)	Securities available as of 12/31/05. The number of securities currently available has been reduced by subsequent awards.
The closing price of our common stock on the New York Stock Exchange on March 31, 2006 was $43.32 per share.
The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the 2002 Incentive Plan, as amended.
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
     Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws generally must be delivered to the Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Accordingly, under the current Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2007 Annual Meeting must be received by the Secretary not earlier than November 11, 2006, and not later than 5:00 p.m., Pacific Time, on December 11, 2006. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary, by written request to the same address.
     In addition, if you wish to have a proposal of business considered for inclusion in our 2007 Proxy Statement, regulations of the SEC require that we must receive it on or before December 11, 2006.

By Order of the Board of Directors

HAROLD F. ZAGUNIS
Secretary
April 10, 2006

2002 REDWOOD TRUST, INC. INCENTIVE PLAN
Section 1.     General Purpose of Plan; Definitions.
      The name of this plan is the 2002 Redwood Trust, Inc. Incentive Plan (the “Plan”). The Plan (then known as the 2002 Redwood Trust, Inc. Incentive Stock Plan) was adopted by the Board on March 21, 2002 and approved by the Company’s stockholders on May 9, 2002. The Board approved amendments to the Plan on March 4, 2004 that were approved by the Company’s stockholders on May 6, 2004. The Board approved amendments to the Plan on March 9, 2006 (the “2006 Amendments”) and directed that the amended Plan be submitted to stockholders of the Company for approval. The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity, and industry, to give the Company’s non-employee directors a proprietary interest in the Company, and to provide incentives to the participating directors, officers, and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of the Company.
      For purposes of the Plan, the following terms shall be defined as set forth below:

(1) “Administrator” means the Board, or as long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or as required under Section 162(m) of the Code, the Committee appointed by the Board.

(2) “Board” means the Board of Directors of the Company.

(3) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(4) “Committee” means the Compensation Committee of the Board, which shall be composed of not less than three Board members who shall be (i) Independent as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) a Non-Employee Director as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) an Outside Director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder.

(5) “Company” means Redwood Trust, Inc., a corporation organized under the laws of the State of Maryland (or any successor corporation).

(6) “DERs” shall mean dividend equivalent rights, which are the right to receive amounts on related Stock awards that are linked to dividends on the Stock and that may be paid currently in cash or Stock, or accrued in shares of deferred stock with or without compounding through subsequent payments or accruals on the accrued shares. Payment of such deferred stock from DER accruals on Stock Options and Stock Appreciation Rights may or may not be contingent upon the exercise of the related award, as determined by the Committee at the time of grant.

(7) “Deferred Stock” means an award granted pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period or on such other bases as the Administrator may determine.

(8) “Disability” means permanent and total disability as determined under the Company’s disability program or policy.

(9) “Effective Date” shall mean the date provided pursuant to Section 11.

(10) “Eligible Employee” means an employee of the Company or any Subsidiary, and any person to whom an offer of employment is made by the Company or any Subsidiary, eligible to participate in the Plan pursuant to Section 4.

(11) “Eligible Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not a bona fide employee of the Company or any Subsidiary and who is eligible to participate in the Plan pursuant to Section 4.

(12) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, the closing sale price of the Stock on the next preceding business day as reported in the Western Edition of the Wall Street Journal Composite Tape.

(13) “GAAP” means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day.

(14) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(15) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(16) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(17) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(18) “Participant” means any Eligible Employee, Non-Employee Director, or consultant or agent of the Company or any Subsidiary selected by the Committee, pursuant to the Administrator’s authority in Section 2, to receive grants under the Plan.

(19) “Performance Share” means an award of shares of Stock granted pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(20) “Performance Unit” means an award of a unit valued by reference to a designated amount of property (including cash) other than Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals as the Committee shall establish.

(21) “Restricted Stock” means an award granted pursuant to Section 7 of shares of Stock, subject to restrictions that will lapse with the passage of time or on such other bases as the Administrator may determine.

(22) “Stock” means the common stock, $0.01 par value per share, of the Company.

(23) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(24) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5.

(25) “Subsidiary” means (A) any corporation (other than the Company) or other entity whose assets and liabilities are consolidated with those of the Company on the Company’s consolidated balance sheet and (B) any other business venture designated by the Administrator in which the Company has a significant interest, as determined in the discretion of the Administrator.
Section 2.     Administration.
      The Plan shall be administered by the Administrator, except as otherwise expressly provided herein.
      The Administrator shall have the power and authority to grant to Participants pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Deferred Stock, (e) Performance Shares, (f) Performance Units, or (g) any combination of the foregoing. DERs may be granted in conjunction with any of the Stock awards listed above.
      In addition, the Administrator shall have the authority:

(a) to select those employees and prospective employees of the Company or any Subsidiary who shall be Eligible Employees;

(b) to determine whether and to what extent Stock Options (with or without DERs), Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units, or a combination of the foregoing, are to be granted to Participants hereunder;

(c) to determine the number of shares to be covered by each such award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restricted period applicable to Restricted or Deferred Stock awards and the date or dates on which restrictions applicable to such Restricted or Deferred Stock shall lapse during such period, and (y) the performance goals and periods applicable to the award of Performance Shares and Performance Units); and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Performance Units, or any combination of the foregoing.
      The Administrator may designate whether any award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures. The performance measures that may be used by the Administrator for such awards shall be based on any one or more of the following, as selected by the Administrator: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit); and such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances. For awards intended to be “performance-based compensation,” the grant of the awards, the establishment of the performance measures, and the certification that the performance goals were satisfied shall be made during the period and in the manner required under Code Section 162(m).
      The Administrator shall have the authority, in its discretion, to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries, and the Participants. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Administrator specifically affecting or relating to an award to a Non-Employee Director shall be approved and ratified by the Board.
      Notwithstanding anything to the contrary herein, no award hereunder may be made to any Participant to the extent that, following such award, the shares subject or potentially subject to such Participant’s control (including, but not limited to, (i) shares of the Company’s equity stock owned by the Participant, (ii) shares of Stock subject to awards granted to the Participant under the Prior Plan (whether such awards are then exercisable or vested), (iii) Stock Options, whether or not then exercisable, held by the Participant to purchase additional such shares, (iv) Restricted Stock, Deferred Stock, and Performance Share awards to the Participant, whether or not then vested, and (v) shares of Stock accrued under DERs awarded to the Participant) would constitute more than 9.8% of the outstanding capital stock of the Company.
Section 3.     Stock Subject to Plan.
      (1) Subject to the following provisions of this Section 3, the maximum number of shares of Stock that may be issued with respect to awards granted under the Plan subsequent to the approval of the 2006 Amendments shall be equal to the sum of: (i) 650,000 shares of Stock; (ii) the number of shares of Stock remaining available for grant under the Plan immediately prior to the stockholder approval of the 2006 Amendments; (iii) any shares of Stock that are represented by awards granted under the Company’s Amended and Restated 1994 Executive and Non-Employee Director Stock Option Plan (the “Prior Plan”) which are (A) forfeited, expire, or are canceled without delivery of shares of Stock or (B) settled in cash; and (iv) any shares of Stock that are represented by awards granted under the Prior Plan which are tendered to the Company (by either actual delivery or attestation) to satisfy the exercise price of Stock Options or the applicable tax withholding obligation.
      (2) Any shares of Stock covered by an award that is forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.
      (3) If the exercise price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for future awards under the Plan.
      (4) Subject to Section 3(5), the following additional maximums are imposed under the Plan:

(a) The maximum number of shares of Stock that may be the subject of awards granted as Incentive Stock Options under the Plan shall be 500,000 shares (regardless of whether the awards are canceled, forfeited, or materially amended or the shares subject to any such awards are surrendered).

(b) The maximum number of shares that may be the subject of awards granted to any one individual pursuant to Sections 5 and 6 (relating to Stock Options and Stock Appreciation Rights) shall be 500,000 shares during any calendar year (regardless of whether such awards are canceled, forfeited, or materially amended or the shares subject to any such award are surrendered).

(c) No more than 500,000 shares of Stock may be the subject of awards under the Plan granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable or whether the awards are forfeited, canceled, or materially amended or the shares subject to any such award are surrendered) if such awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)).

(d) Shares of Stock issued under the Plan or covered by awards granted under the Plan pursuant to the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not count against the maximum number of shares available for future awards under the Plan.
      (5) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Administrator may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Administrator may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding Stock Options and Stock Appreciation Rights; and (iv) any other adjustments that the Administrator determines to be equitable, in its sole discretion.
Section 4.     Eligibility.
      Officers and other key employees of the Company or Subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its Subsidiaries, Non-Employee Directors, and consultants and agents of the Company or its Subsidiaries, shall be eligible to be granted Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, or Performance Units hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among those eligible.
Section 5.     Stock Options.
      Stock Options may be granted alone or in addition to other awards granted under the Plan, including DERs. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a Stock Option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price, the term, and provisions regarding exercisability of the Stock Option granted thereunder.
      The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.
      The Administrator shall have the authority under this Section 5 to grant any optionee (except Eligible Non-Employee Directors) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without DERs or Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.
      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair

Market Value of the Stock on the date such Incentive Stock Option is granted. The provisions of this Section 5(1) shall not be applicable to awards granted under the Plan pursuant to the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity.

(2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(3) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires.

(4) Method of Exercise. Subject to Section 5(3), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. The Administrator may also permit a Participant to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made by surrendering unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock, or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 11.

(5) Limits on Transferability of Options.

(a) Subject to Section 5(5)(b), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

(b) The Administrator may, in its discretion, authorize all or a portion of the Non-Qualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, qualified domestic partner, children, or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or partnerships in which such Immediate Family Members are the only partners, or (iv) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(5)(b), and (z) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with Section 5(5)(a) or expressly approved by the Administrator. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(6) and 10(3) hereof, the terms “optionee,” “Stock Option holder” and “Participant” shall be deemed to refer to the transferee. The events of termination of employment contained in the option agreement with respect to such Stock Options shall continue to be applied with respect to the original optionee, following any which event the Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in such option agreements. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 10(3) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. Any transfer of a Stock Option that was originally granted with DERs related thereto shall automatically include the transfer of such DERs, any attempt to transfer such Stock Option separately from such DERs shall be void, and such DERs shall continue in effect according to their terms. “Qualified domestic partner” for the purpose of this Section 5(5)(b) shall mean a domestic partner living in the same household as the optionee and registered with, certified by, or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

(6) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, its Parent Corporation or any Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.
Section 6.     Stock Appreciation Rights.
      (1) Grant and Exercise. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.
      A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

      A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
      (2) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

(a) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

(b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(c) Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (5) of Section 5.

(d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan.

(e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

(f) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such six-month period.

(g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.

(i) Free Standing Stock Appreciation Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in paragraphs (3) and (5) of Section 5.

(j) In the event of the termination of an employee who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

(k) For the purpose of the limitation set forth in Section 3 on the number of shares to be issued under the Plan, the grant or exercise of Free Standing Stock Appreciation Rights shall be deemed to constitute the grant or exercise, respectively, of Stock Options with respect to the number of shares of Stock with respect to which such Free Standing Stock Appreciation Rights were so granted or exercised.
Section 7.     Restricted Stock, Deferred Stock, and Performance Shares.
      (1) General. Restricted Stock, Deferred Stock, or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock, or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock, or Performance Share awards; the Restricted Period (as defined in Section 7(3)) applicable to Restricted Stock, Deferred Stock, or Performance Share awards; the performance objectives applicable to Performance Share, Restricted Stock, or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock, and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock, or Performance Share awards upon the exercise of Stock Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock, or Performance Share awards need not be the same with respect to each recipient.
      (2) Awards and Certificates. The prospective recipient of a Restricted Stock, Deferred Stock, or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a “Restricted Stock Award Agreement,” “Deferred Stock Award Agreement,” or “Performance Share Award Agreement,” as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2002 Redwood Trust, Inc. Incentive Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and Redwood Trust, Inc. Copies of such Plan and Agreement are on file in the offices of Redwood Trust, Inc.”
      The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      (3) Restrictions and Conditions. The Restricted Stock, Deferred Stock, and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the Restricted Stock, Deferred Stock, or Performance Share award agreement, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock, Performance Shares, or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). Except for certain limited situations, the Restricted Period for awards subject solely to continued employment restrictions shall be not less than three years from the date of grant. The Restricted Period for awards subject to meeting specified performance criteria shall generally not be shorter than twelve months or longer than five years.

(b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that, except as otherwise specified by the Administrator at time of grant, dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall accrue to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the award of Restricted Stock, Performance Shares, or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

Section 8.	Performance Units.
      (1) General. Performance Unit awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Performance Unit awards shall be made; the number of units to be awarded; the Performance Period (as defined in Section 8(2)) applicable to Performance Unit awards; the performance objectives applicable to Performance Unit awards, including the performance measures specified in Section 2 for Performance Unit awards that are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code; and all other conditions of the Performance Unit awards. The Administrator may also condition the grant of Performance Unit awards upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Performance Unit awards need not be the same with respect to each recipient.
      (2) Performance Period and Conditions. The Performance Unit awards granted pursuant to this Section 8 shall be subject to the following terms and other conditions:

(a) The Performance Unit award agreement shall specify such period as may be set by the Administrator commencing on the grant date (the “Performance Period”) during which the Performance Unit award shall be earned, based on the attainment of certain performance related goals and such other factors as the Administrator may determine, in its sole discretion; provided, however, that the Administrator may waive such goals and factors in whole or in part under such circumstances as it may determine in its sole discretion, including the Participant’s termination, death, or Disability or the occurrence of a “Change of Control” (as defined by the Administrator at the time of grant). The Performance Period for awards shall generally not be shorter than twelve months or longer than five years. Notwithstanding anything to the contrary herein, with respect to a Perform-

ance Unit award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may adjust downwards, but not upwards, the amount payable under such award. Notwithstanding anything to the contrary herein, with respect to any Performance Unit award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall, prior to payment on such award, certify in writing that the applicable performance related goals have been met.

(b) Except as provided in this Section 8 or as may be provided in an award agreement, Performance Units will be paid only after the end of the relevant Performance Period. Performance Unit awards may be paid in cash, shares of stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

      (3) Maximum Dollar Value. The maximum dollar value payable to any Participant in any 12-month period with respect to a Performance Unit award that is intended to be performance-based compensation is $5,000,000. If such an award is cancelled, the cancelled award shall continue to be counted towards such maximum dollar value.
Section 9.     Amendment and Termination.
      The Board may amend, alter, suspend, terminate, or discontinue the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or if such approval is required by the paragraph below or (2) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.
      The Administrator may amend the terms of any award theretofore granted prospectively or retroactively, but no such amendment shall (1) impair the rights of any Participant without his or her consent or (2) without stockholder approval, except for adjustments made pursuant to Section 3(5) or in connection with substitute awards, reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 3(5) shall not be subject to these restrictions.

Section 10.	Unfunded Status of Plan.
      The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 11.	General Provisions.
      (1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
      All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
      (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.
      (3) Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
      (4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
      (5) The Administrator may permit or require a Participant to subject any award granted hereunder to any deferred compensation, deferred stock issuance, or similar plan that may be made available to Participants by the Company from time to time. The Administrator may establish such rules and procedures for participation in such deferral plans as it may deem appropriate, in its sole discretion.
      (6) This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Section 12.	Effective Date of Plan.
      The Plan became effective (the “Effective Date”) on May 9, 2002, the date the Company’s stockholders formally approved the Plan. The Plan was amended effective on May 6, 2004, the date the Company’s stockholders formally approved amendments to the Plan. The 2006 Amendments will become effective upon approval by the Company’s stockholders at the Company’s 2006 Annual Meeting of Stockholders.

Section 13.	Term of Plan.
      The Plan shall remain in full force and effect unless terminated by the Board or no further shares of Stock remain available for awards to be granted under Section 3 and there are no outstanding awards that remain to become vested, exercised, or free of restrictions.

MR A SAMPLE
DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Election of Directors and Proposals
The Board of Directors recommends a vote FOR Class III Nominees to Board of Directors, and FOR the approval of the 2002 Incentive Plan, as amended.

1.	Election of Class III Nominees to Board of Directors.
	01 — Thomas C. Brown 02 — George E. Bull 03 — Georganne C. Proctor	For All ☐	Withhold All ☐	For All Except* ☐

*If you marked the “For All Except” box above and wish to withhold the authority to vote for any individual nominee(s), write the nominee(s) name(s) here.
		For	Against	Abstain

2.	Approval of 2002 Incentive Plan, as amended.	☐	☐	☐

3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

B

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust’s transfer agent, Computershare Investor Services, at 1-888-472-1955.
☐

Check this box if you will be attending the meeting in person.                    ☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy and date. All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title under your signature(s).

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — May 11, 2006
THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE “COMPANY”), HEREBY APPOINTS DOUGLAS B. HANSEN, HAROLD F. ZAGUNIS, AND DEBBIE PASHILK, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 11, 2006, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT SUCH MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT (THE TERMS OF EACH OF WHICH ARE INCORPORATED BY REFERENCE HEREIN) AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.
THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” THE APPROVAL OF THE 2002 INCENTIVE PLAN, AS AMENDED. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF REDWOOD TRUST, INC. IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.
You can view the Annual Report and Proxy Statement on the Internet at www.redwoodtrust.com.

Telephone and Internet Voting Instructions
You can authorize a proxy by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two methods outlined below to authorize your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you authorize a proxy by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 11, 2006.
THANK YOU FOR VOTING